                                                                   EXHIBIT 10.49

                           BAYSHORE CORPORATE CENTER
                                 OFFICE LEASE




                                    between



                         CORNERSTONE PROPERTIES I, LLC
                                   Landlord



                                      and



                              BOMBARDIER SOFTWARE


                                   as Tenant

Memorandum



To:     New Bayshore Corporate Center Tenants

From:   Debbie Rangel, Bayshore Corporate Center Leasing Office

Re:     Certificate of Insurance, Bayshore Corporate Center. San Mateo, CA
        ------------------------------------------------------------------

In order to expidite your move in to the Bayshore Corporate Center, you will need to provide a certificate insurance to our office upon signature of the Lease. Please contact your insurance agent and provide a certificate with the following information:

Additional Insured:  Cornerstone Properties I, LLC

Tenant's Minimum General Liability Insurance (Article 16):   $1,000,000.00 per occurance
                                                             $   500,000.00 per person, per occurance
                                                             $   100,000.00 property damage

Have your insurance company mail or fax a copy to:

               Bayshore Corporate Center
               Debbie Rangel
               1720 S. Amphlett Blvd., Suite 1l0
               San Mateo CA 94404
               Facsimile (415) 574-0610

ALL MOVERS AND VENDORS MUST PROVIDE A CERIFICATE OF INSURANCE.

AGENTS AT BAYSHORE CORPORATE CENTER THAT CAN PROVIDE INSURANCE:
     JIMMY WAYNE WILLINS      415-655-2516
     CHRIS BOONE              415-574-4787
     JEFF TATEOSIAN           415-574-4787
     HOWARD BRONSTEIN         415-349-2600

Should you have any questions, please give me a call at (415) 574-2104. Thank you for your cooperation.


Sincerely,


Debbie Rangel

                    BAYSHORE CORPORATE CENTER OFFICE LEASE

                        BASIC LEASE INFORMATION SUMMARY

                                  ("Summary")

Lease Date:                             June 23, 1997

Building Address:                       1650 So. Amphlett Blvd., Suite 114
                                        San Mateo, Calif. 94402

Correspondence Address:                 1650 So. Amphlett Blvd., Suite 114
                                        San Mateo, Calif. 94402

Landlord:                               CORNERSTONE PROPERTIES I, LLC
                                        A California Limited Liability Company

Address of Landlord:                    Bayshore Corporate Center
                                        1720 So. Amphlett Blvd., Suite 110
                                        San Mateo, CA 94402

Tenant:                                 BOMBARDIER SOFTWARE

Guarantor:                              Felix Lin

Rentable Area of Premises (Article 1):  1,117 rentable square feet (RSF)

Term (Article 2):                       Month to Month
                                        SURRENDER OF LEASED PREMISES: Tenant to
                                        give Landlord at least sixty (60) days
                                        written notice prior to vacating the
                                        leased premises. Landlord has the right
                                        at any time to terminate the Lease with
                                        at least sixty (60) days prior written
                                        notice.

Target Commencement Date:               July 1, 1997

Monthly Base Rent (Article 3):          $2,289.85
                                        $2.05 per square foot, full service, per
                                        month for 1,117 square feet RENT
                                        ADJUSTMENT: There will be an annual
                                        rental increase of at least 5%. The next
                                        scheduled rent adjustment date shall be
                                        February 1, 998. However, the rent may
                                        be adjusted upwards at any time to the
                                        current market rental rate upon not less
                                        than thirty (30) days prior written
                                        notice.

Tenant's Common Area Expense Share (Article 4): .336% (1,117 square feet/332,000 square feet)

Base Year (Article 4):                  1997/1998

Use (Article 5):                        General Office

Tenant's Minimum General Liability Insurance (Article 16):  $1,000,000.00 per occurrence
                                                            $  500,000.00 per person, per occurrence
                                                            $  100,000.00 property damage

Security Deposit (Article 23):          $2,289.85

First months rent and security deposit of $4,579.70 due upon lease execution.

TENANT IMPROVEMENTS: Landlord Pays: Steam clean carpets and paint.

     Each reference in the Lease to the Summary shall mean the respective information set forth above and shall be deemed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. To the extent there is any conflict between the provisions hereof and any more specific provision of this Lease, such more specific provision shall control.


                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
  1.   Premises                                                       1
  2.   Term                                                           1
  3.   Rent; Additional Charges                                       1
  4.   Additional Charges for Expenses and Real Estate Taxes          1
  5.   Use                                                            2
  6.   Construction of Premises; Building Changes                     3
  7.   Alterations                                                    3
  8.   Repairs and Maintenance                                        3
  9.   Liens                                                          4
 10.   Compliance with Laws and Insurance Requirements                4
 11.   Protection of Lenders                                          4
 12.   Damage and Destruction                                         5
 13.   Eminent Domain                                                 6
 14.   Assignment and Subletting                                      6
 15.   Utilities and Services                                         7
 16.   Default                                                        8
 17.   Liability of Landlord; Indemnity by Tenant                     9
 18.   Insurance                                                     10
 19.   Access to Premises                                            11
 20.   Notices                                                       11
 21.   Tenant's Certificate                                          11
 22.   Tax on Tenant's Personal Property                             12
 23.   Security Deposit                                              12
 24.   Landlord's Option to Relocate Tenant                          12
 25.   Guarantor                                                     13
 26.   Surrender of Lease Premises                                   13
 27.   Miscellaneous                                              13/14

EXHIBIT B- Definitions of Real Estate Taxes,
----------
Building Expenses and Common Area Expenses
EXHIBIT C- Rules and Regulations
----------
EXHIBIT D- Phone Agreement
----------
PAGE 21    Letter of Agency
-------
PAGE 22    Exhibit "A" Floor" Plan
-------

                                                       Bayshore Corporate Center

                                 OFFICE LEASE

     THIS LEASE is entered as of June 23, 1997, by and CORNERSTONE PROPERTIES I, LLC, a California Limited Liability Company ("Landlord")'and BOMBARDIER SOFTWARE ("Tenant").

     Landlord and Tenant hereby agree as follows:

     1.   PREMISES.

          Subject to the contents of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in the Basic Lease Information Summary (the "Summary") (the "Premises") in the building described in the Summary (the "Building"), as shown on the floor plan (s) attached as Exhibit A to this Lease. The Building is part of an office complex consisting of 1650-1730 S. Amphlett Blvd. (the "Complex"). All measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in the Lease. Any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances or other matters described in this Lease where area is a factor.

     2.   TERM.

          The term of this lease (the "Term") is Month to Month and commences on the earlier of (a) the Target Commencement Date; or (b) the date on which Tenant first occupies all or any portion of the Premises. The dates on which the Term commences and terminates pursuant to this Article 2 are herein called the "Commencement Date and the "Expiration Date," respectively. If, for any reason, Landlord cannot deliver possession of the Premises to. Tenant on or prior to the Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In such case, Tenant shall not pay any rest and the Commencement Date shall not occur until such date as Landlord can deliver the Premises, provided, however that if Landlord's failure to deliver the Premises is attributable to any action or inaction by Tenant, then the Commencement Date shall not be advanced to the date on which possession of the Premises is delivered to Tenant and Landlord shall be entitled to full performance by Tenant (including payment of rent) from the date the Premises would have been ready for delivery to Tenant but for Tenant's action or inaction.

     3.   RENT, ADDITIONAL CHARGES.

          3.1 Base Rent. Tenant will pay to Landlord during the Term the monthly Base Rent set forth in the Summary (the "Base Rent") in consecutive monthly installments on or before the first day of each calendar month, in advance, at the address specified for Landlord in the Summary, or such other place as Landlord may designate in writing, without any prior demand and without any deductions or setoff. Upon execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent. If the Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the rental for such fractional month will be prorated based on a thirty (30) day month.

          3.2 Additional Charges. Tenant shall pay to Landlord all charges and other amounts required to be paid by Tenant under this Lease (herein called "Additional Charges") as additional rent at the place where the Base Rent is payable. Landlord will have the same remedies for a default in the payment of any Additional Charges as for a default in the payment of Base Rent. (Base Rent and Additional Charges are sometimes collectively referred to herein as "rent.")

          3.3 Late Charge. If Tenant fails to pay any Base Rent or additional Charges within five (5) days after the date the same is due and payable, such unpaid amounts will be subject to a late payment charge equal to ten percent (10%) of the unpaid amounts in each instance. The late payment charge has been agreed upon by Landlord and Tenant after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant. the actual costs thereof being extremely difficult if not impossible to determine. The late payment charge constitutes liquidated damages to compensate Landlord for its damages resulting from such failure to pay and shall be paid to Landlord together with such unpaid amounts.

     4.   ADDITIONAL CHARGES FOR EXPENSES AND REAL ESTATE TAXES.

          4.1 Definition of Expenses. For purposes of this Article 4, the following terms shall have the

                                                       Bayshore Corporate Center

meanings set forth in this Section 4.1 "Tenant's Building Percentage Share", Tenant's Common Area Expense percentage Share" and "Base Year" shall be as set forth in the Summary. Landlord may adjust these percentages as a result of any change in the rentable area of the Premises or the total rentable area of the Building or the other building in the Complex. "Computation Year" means each calendar year during the Term, including any partial calendar year in which the Term may commence or terminate. "Real Estate Taxes", "Building Expenses", "Insurance Expenses" and "Common Area Expenses" are defined in Exhibit B to this
                                                               ---------
Lease.

          4.2 Payment of Charges. From the first day of the thirteenth month of the Term through the Expiration Date, Tenant shall pay to Landlord as Additional Charges (i) Tenant's Building Share of the total dollar increase, if any, in Building Expenses attributable to each Computation Year over Budding Expenses for the Base Year, (ii) Tenant's Building Share of the total dollar increase, if any, in Real Estate Taxes attributable to each Computation Year over Real Estate Taxes for the Base Year, (iii) Tenant's Building Share of the total dollar increase, if any, in Insurance Expenses attributable to each Computation Year over Insurance Expenses for the Base Year and (iv) Tenant's Common Area Expense Share of the total dollar increase, if any, in Common Area Expenses attributable to each Computation Year over Common Area Expenses for the Base Year. During the last month of each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord's estimate of the amounts payable by Tenant for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (l/12th) of the estimated amounts, provided that until Landlord gives such notice, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month after Landlord gives such notice. If at any time or times Landlord determines flint the amounts payable by Tenant for the current Computation Year will vary from its estimate given to Tenant, Landlord, by notice to Tenant, may revise its estimate for the Computation Year, and subsequent payments for the Computation year shall be based upon the revised estimate. Following the end of each Computation Year, Landlord shall deliver to Tenant a statement of amounts payable for the Computation Year. If the statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, and if no Event of Default is outstanding, Landlord shall credit the amount to the next payments of rent due. If the statement shows an amount owing by Tenant that is more than the estimated payments for the Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. The respective obligations of Landlord and Tenant under this Section 4.2 shall survive the Expiration Dale. If the Commencement Date is a day other than the first day of a Computation Year or the Expiration Date is a day other than the last day of a Computation Year, the adjustment in rent pursuant to this Section 4.2 for such Computation Year shall be prorated based on a 365-day year.

     5.   USE.

          5.1 Limitations. Tenant shall use and continuously occupy the Premises solely for the use or uses specified in the Summary and for no other use or purpose. Tenant shall take no action, nor permit any action to be taken, in or about the Premises that will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering all or any part of the Building or any of its contents, or which will in any way injure or interfere with the rights of other tenants or occupants of the Building, nor shall Tenant use or allow the Premises to be used for unlawful or objectionable purpose, nor cause, maintain or permit any nuisance in, on or about the Premises, nor commit nor suffer to be committed any waste in, on or upon the Premises. Tenant shall not use or operate any equipment, machinery or apparatus within the Premises which will injure, vibrate or shake the Premises or the Building, overload existing electrical systems or other utilities or equipment servicing the Premises or Building, or impair the efficient operation of the sprinkler system (if any) or the heating, ventilating and air conditioning equipment within or servicing the Premises or the Building. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated or released or disposed of on, under, from or about the Premises, Building or Complex (including, without limitation, the soil and groundwater thereunder) without the prior written consent of Landlord.

          5.2 Common Area. Tenant shall have a non-exclusive right to use the Common Area, provided however, that Tenant's use of the Common Area shall be subject to such roles and regulations as Landlord shall make from time to time. As used in this Lease. the term "Common Area" shall mean the area and improvements designated by Landlord from time to time as "Common Area" for the use and enjoyment of tenants of the Complex. Landlord reserves the right, from time to time, to: (i) utilize portions of the Common Area for entertainment, displays, product shows, the leasing of kiosks or such other uses as. in Landlord's judgment, tend to attract the public, change the shape, size, location and extent of improvements on the Common Area; (ii) eliminate or add any improvements; and (iii) temporarily close any portion of the Common Areas for repairs, remodeling and/or alteration, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord.

     6.   CONSTRUCTION OF PREMISES; BUILDING CHANGES.

Landlord shall construct the Premises and perform the work and make the installations in the Premises substantially as set forth in Exhibit "A" to this
                                                            -----------
Lease (the "floor plan"). Landlord reserves the right, at any

                                                       Bayshore Corporate Center

time and from time to time. to make alterations, additions, repairs or improvements to or in or to decrease the size or area of all or any part of the Building, the fixtures and equipment therein and the areas outside the Building, and the Common Area, and to change the arrangement and or location of entrances or passageways, doors, corridors, elevators, stairs, toilets and other public parts of the Building, provided that any such alterations or additions shall not materially diminish the quality or quantity of services being provided to the Premises or adversely affect the functional utilization of the Premises.

     7.   ALTERATIONS.

          7.1 Trade Fixture. During the Term of this Lease, Tenant may install Tenant's Trade Fixtures which may be removed without material injury to the Premises on the Premises without the prior consent of Landlord. All Trade Fixtures shall remain Tenant's property. "Trade Fixtures" shall not include the initial Tenant Improvements paid for with the funds of Landlord nor any improvements thereafter made to the Premises by Landlord at any time with Landlord's Funds.

          7.2 Consent Requirement for Alterations. Tenant shall make no alterations, additions or improvements (collectively, "Alterations") to the
                                                      -------------
Premises or any part thereof without obtaining the prior written, consent of Landlord. Such consent may be granted or withheld in Landlord's sole and absolute discretion. Landlord may impose as a condition to such consent such requirements as Landlord may deem necessary, in its sole and absolute discretion including, without limitation: (i) that Landlord be furnished with working drawings before work commences; (ii) that performance and labor and material payment bonds be furnished; (iii) that Landlord approve the contractor by whom the work is to be performed; (iv) that adequate course of construction insurance be in place and the Landlord is named as an additional insured under the contractor's liability and property damage policies; and (v) that Landlord's instructions relating to the manner in which the work is to be done and the times during which it is to be accomplished be complied with. All such alterations, additions or improvements must be done in compliance with all applicable laws, in a good and workmanlike manner and diligently prosecuted to completion. Tenant shall deliver to Landlord upon commencement of such work, a copy of the building permit with respect thereto. All such work shall be performed so as not to obstruct the access to the Premises of any other tenant in the Building or Complex. Should Tenant make any alterations without Landlord's prior written consent, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require the Tenant to remove all or some of the alterations at Tenant's sole cost and restore the Premises to the same condition as existed prior to undertaking the alterations. Tenant shall notify Landlord in writing at least ten (10) days prior to the commencement of any such work in or about the Premises and Landlord shall have the right at any time and from time to time to post and maintain notices of nonresponsibility in or about the Premises.

          7.3 Possession. All Tenant's Alterations shall remain the property of Tenant during the Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Term, all Tenant's Alterations shall be surrendered to Landlord and shall then become Landlord's properly, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations, and Tenant shall restore the Premises to the condition which existed prior to the installation of such Tenant's Alterations, prior to the expiration or sooner termination of the Term.

     8.   REPAIRS AND MAINTENANCE.

          8.1 Tenant's Obligations. By occupying the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises under the terms of this Lease. Tenant shall, at all times during the Term, and at Tenant's sole expense, keep and maintain all of the Premises in good order, condition and repair, including replacement where necessary. Tenant's obligations shall include, only in the event of negligence, without limitation(s), all plumbing and sewage facilities within the Premises (including sinks, faucets, toilets and drains) and all ducts, pipes, vents and other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems, and all wiring systems (including electrical wiring and conduits, gas lines, water pipes and plumbing and sewage fixtures and pipes). Tenant shall at the end of the Term surrender the Premises to Landlord in the same condition as when received except for ordinary, wear and tear and Alterations. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint all or any part of the Premises, the Building or the Common Area except as specifically set forth in the Lease.

          8.2 Landlord's Obligations. Landlord shall repair and maintain the structural portions of the Building, the Building systems and the Common Area. If the necessity for such maintenance and repairs is in any way caused by the act, neglect, fault, or omission of Tenant, its agents, servants, employees or invitees, Tenant shall pay promptly to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any such maintenance unless Landlord receives notice of the need for such

                                                       Bayshore Corporate Center

repairs or maintenance from Tenant and fails to make such repairs or perform such maintenance for a reasonable period of time following such notice by Tenant. Rent shall not abate nor shall Landlord be liable as a result of any injury to or interference with Tenant's business arising from the making of any repairs, or the performance of any maintenance, in or to any portion of the Building, the Premises or the Common Area, excepting the negligence or willful misconduct of Landlord, Agents, servants, employees, licensees or contractors.

     9.   LIENS.

          Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, material furnished or obligations recurred by or for Tenant In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including without limitation reasonable counsel fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, and the Building, from mechanics' and material men's liens. Tenant shall give to Landlord at least five
(5) business days' prior written notice of commencement of any repairer or construction on the Premises.

     10.  COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.

          Tenant, at Tenant's cost and expense, and irrespective of the cost of compliance, shall comply with all laws, orders and regulations of federal, suite, county and municipal authorities relating to the Premises or the use or occupancy thereof and with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association except that Tenant shall not be requited to make any structural Alterations in order to comply unless such Alterations shall be necessitated by Tenants Alterations or Trade Fixtures by Tenant's particular use of the Premises, by Tenant's application for any permit or governmental approval and/or by the acts, omissions or negligence of Tenant or its servants, employees, contractors, agents, visitors or licensees.

     11.  PROTECTION OF LENDERS.

          11.1 Subordination. Without the necessity of any additional document, this Lease shall be the subject and subordinate at all times to: (a) all reciprocal easement agreements and all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the land on which the Building is located or the Common Area, or any of the foregoing, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land on which the Building is located, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust and containing such maters as lenders customarily and reasonably require in connection with such agreements, including, provisions that the lender will not be liable for. (i) the return of any security deposit unless the lender receives it from Landlord and (ii) any defaults on the part of Landlord occurring prior to the time lender takes possession. Tenant's failure to execute any such document within ten (10) days after written demand therefor shall constitute an event of Tenant's default by Tenant under this Lease.

          11.2 Attornment. If Landlord's interest in the Property is acquired by any ground Landlord, beneficiary, under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interests.

     12.  DAMAGE AND DESTRUCTION.

          12.1 Definition of Terms. For the purposes of this Lease, the term:
(a) "Insured Casualty" means damage to or destruction of the Premises from a cause actually insured against, for which the insurance proceeds paid or made available to Landlord are sufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction; and (b) "Uninsured Casualty" means damage to or destruction of the Premises from a cause not actually insured against, or from a cause actually insured against but for

                                                       Bayshore Corporate Center

which the insurance proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction, or from a cause actually insured against but for which the insurance proceeds are not paid or made available to Landlord within twelve (12) months of the event of damage or destruction.

          12.2 Insured Casualty.

               (a) In the event of an Insured Casualty where the extent of damage or destruction is less than twenty-five percent (25%) of the then full replacement cost of the Premises or the Building, Landlord shall rebuild or restore the Premises or the Building substantially to the condition existing immediately prior to the damage or destruction, provided that there exist no governmental codes or regulations that would interfere with Landlord's ability to so rebuild or restore.

               (b) In the event of an insured Casualty when the extent of damage or destruction is equal to or greater than twenty-five percent (25%) of the then full replacement cost of the Premises or the Building Landlord may rebuild or restore the Premises or the Building substantially to the condition existing immediately prior to the damage or destruction, or terminate this Lease. Landlord shall notify Tenant in writing within thirty (30) days from the event of damage or destruction of Landlord's election to either rebuild or restore the Premises or terminate this Lease.

          12.3 Uninsured Casualty. In the event of an Uninsured Casualty, Landlord may (i) rebuild or restore the Premises as soon as reasonably possible at Landlord's expense (unless the damage or destruction was caused by a negligent or willful act of Tenant in which event Tenant shall pay all costs of rebuilding or restoring), in which event this Lease shall continue in full force and effect or (ii) terminate this Lease, in which event Landlord shall give written notice to Tenant within thirty (30) days after the event of damage or destruction of Landlord's election to terminate this Lease as of the date of the event of damage or destruction, and if the damage or destruction was caused by a negligent or willful act of Tenant, Truant shall be liable therefor to Landlord. Notwithstanding the foregoing, Landlord shall have no right to terminate this Lease with respect to an Uninsured Casualty if the cost of rebuilding or restoring the damage caused thereby is equal to or less than Two Hundred Fifty Thousand Dollars ($250,000).

          12.4 Tenant's Election. Notwithstanding anything to the contrary contained in this Article 12, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord's architect or construction consultants, the restoration of the Premises cannot be substantially completed within one hundred eighty (180) days alter the event of damage or destruction. Tenant's election shall be made by written notice to Landlord within ten (10) days alter Tenant receives born Landlord the estimate of the time needed to complete repair or restoration of the Premises. If Tenant does not deliver said notice within said ten (10) day period, Tenant may not later terminate this Lease even if substantial completion of the rebuilding or restoration occurs subsequent to said one hundred eighty
(180) day period, provided that Landlord is proceeding with diligence to rebuild or restore the Premises. If Tenant delivers said notice within said ten (10) day period, this Lease shall terminate as of the date of the event of damage or destruction.

          12.5 Continuance of Lease. If Landlord is required or elects to rebuild or restore the Premises pursuant to this Article 12, this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for inconvenience or loss business during any period of repair or restoration.

          12.6 Damage or Destruction Near End of Lease Term. Notwithstanding anything to the contrary contained in this Article 12, in the event the Premises are damaged or destroyed in whole in part (regardless of the extent of damage) from any cause during the last twelve (12) months of the Lease Term, Landlord may, at Landlord's option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the event of such damage or destruction. For purposes of this Section 12.6, if Tenant has been granted an option to extend or renew the Lease Term pursuant to another provision of this Lease, then the damage or destruction shall be deemed to have occurred during the last twelve (12) months of the Lease Term if Tenant fails to exercise its option to extend or renew within twenty (20) days of the event of damage or destruction.

          12.7 Termination of Lease. If the Lease is terminated pursuant to this
Article 12, the current Rentals shall be proportionately reduced during the period following the event of damage or destruction until the date on which Tenant surrenders the Premises, based upon the extent to which the damage or destruction interferes With Tenant's business conducted in the Premises, as reasonably determined by Landlord, to the extent such loss is covered as an insured peril by the insurance carried by Landlord, and to the extent the resulting loss of income is covered by rental income or other insurance carried by Landlord.

          12.8 Abatement of Rentals. If the Premises are to be rebuilt or restored pursuant to this Article 12, the then current Rentals shall be proportionately reduced during the period of repair or restoration, based upon the
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                                                       Bayshore Corporate Center

extent to which the making of repairs interferes with Tenant's business conducted in the Premises, as reasonably determined by Landlord. In the event Tenant reasonably disputes Landlord's determination regarding Rentals in Section
12.7 above and/or in the preceding sentence, then Tenant shall, within thirty
(30) days following written notice to Tenant of such determination by Landlord, have the right to send Landlord written notice objecting to such determination and requesting that Landlord and Tenant determine by arbitration the extent to which Rentals should be proportionately reduced during the period described in
Section 12.7 above or the period of repair or restoration, which arbitration shall be carried out pursuant to the rules and procedures of the American Arbitration Association. All costs and expenses of any such arbitration shall be shared equally by Landlord and Tenant. The determination of any such arbitration shall be binding upon Landlord and Tenant.

          12.9 Liability for Personal Property. In no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any improvements, alterations or additions to the Premises made by Tenant, wade fixtures, equipment, merchandise, furniture, or any other property installed by Tenant or at the expense of Tenant, If Landlord or Tenant do not elect to terminate this Lease pursuant to this Article 12, Tenant shall be obligated to promptly rebuild or restore the same to the condition existing immediately prior to the damage or destruction.

          12.10 Waiver of Civil Code Remedies. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.

     13.  EMINENT DOMAIN.

          If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, a condition to Tenant's right to terminate shall be that Tenant's use of the balance of the Premises is substantially handicapped, impeded or impaired by the taking. If any material party of the building shall be taken, Landlord shall have the right to terminate this Lease by written notice to Tenant within thirty (30) days of the date of taking. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease or otherwise; provided, Landlord shall have no claim to any portion of the award that is specifically allocable to Tenant's relocation expenses or the interruption of or damage to Tenant's business. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent and Additional Charges thereafter to be paid shall be equitably reduced.

     14.  ASSIGNMENT AND SUBLETTING.

          14.1 In General. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate its interest in or rights with respect to the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone by other than Tenant or sublet all or any portion of the Premises or transfer a portion of its interest in or rights with respect to Tenant's leasehold estate hereunder (collectively, "Sublease") without Landlord's prior consent in each instance.

          14.2 Notice to Landlord. If Tenant desires at any time to enter in an Assignment or a Sublease, Tenant shall first give notice to Landlord of its desire to do so, which notice shall contain (a) the name and address of the proposed assignee or subtenant, (b) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease. in addition thereto, Tenant shall furnish to Landlord such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant.

          14.3 Landlord's Option. At any time within fifteen (15) days after Landlord's receipt of the notice specified in Section 14.2, Landlord may by notice to Tenant elect to (a) terminate this Lease as to the portion (including all) of the Premises that is specified in Tenant's notice, with a proportionate abatement in the Base Rent, (b) consent to the Sublease or Assignment, or (c) disapprove the Sublease or Assignment; provided, however, if the Landlord elects
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                                                       Bayshore Corporate Center

not to exercise the option described in (a) above, Landlord shall not unreasonably withhold its consent to the Assignment or Sublease. Tenant shall pay as additional rent, Landlord's reasonable attorneys' fees incurred in connection with the review of any proposed Assignment or Sublease. Tenant agrees to pay Landlord the amount by which all sums payable to Tenant in connection with such Assignment or Sublease exceed the total of (a) Base Rent payable by Tenant to Landlord hereunder, (b) reasonable leasing commission recurred by Tenant in connection therewith, and (c) the cost of any Alterations reasonably recurred in connection therewith. If Landlord consents to the Sublease or Assignment within such fifteen (15) day period, Tenant may thereafter within sixty (60) days after Landlord's consent enter into such Assignment or Sublease with such approved assignee or subtenant upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section 14.2. No Assignment or Sublease shall be binding on Landlord until Tenant delivers an executed copy of such Assignment or Sublease to Landlord.

          14.4 No Release. No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express consent to any other Assignment or Sublease. Any Assignment or Sublease that fails to comply with this Article 14 shall be void and, at the option of Landlord, shall constitute an Event of Default by Tenant under this lease. The acceptance of Base Rent or Additional Charges by Landlord from a proposed assignee or subleasee shall not constitute consent to such Assignment or Sublease by Landlord.

          14.5 Affiliates. Occupancy of all or part of the Premises by a parent, subsidiary or affiliated companies of Tenant or Tenant's parent or Tenant's subsidiary shall not be deemed an assignment or subletting provided that such parent, subsidiary or affiliated companies were not formed as a subterfuge to avoid the obligation of this Article 14.

     15.  UTILITIES AND SERVICES.

          15.l Landlord's Obligations. Landlord agrees to furnish to the Premises, subject to the rules and regulations of the Building, (a) at all times, electricity for normal lighting and fractional horsepower office machines in. an amount not to exceed .025 KWH per square foot per normal business day, nonattended freight and passenger. elevator service, and water for lavatory and drinking purposes, and (b) from 8:00 a.m. to 6:00 p.m. Monday through Friday, except for generally recognized business holidays in San Marco, California, heat and air-conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises. Landlord may reduce elevator service on evenings, weekends and holidays. Landlord shall provide sufficient janitorial service for general office use, as reasonably determined by Landlord. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of Base Rent by reason of (x) the installation, use of or interruption of use of any equipment in connection with the furnishing of any of the foregoing services (y) the failure to furnish or delay in furnishing any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord or by the making of any repairs or improvements to the Premises or to the Building or any portion of either, or (z) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other utility servicing the Premises or the Building by any utility or governmental agency, if Tenant requests additional or after-hours heating or air conditioning, Landlord shall provide such service provided that Tenant pays Landlord's reasonable charge for such services. Tenant further agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe (including, without limitation, maintaining all window coverings in the Premises closed whenever the system is in operation) for the proper function and control of the air conditioning system.

          15.2 Restrictions. Tenant shall not use any apparatus or device in the Premises using in excess of 120 volts, that will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If the Tenant shall require water or electric current in excess of the amount usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the prior consent of Landlord to the use of such excess water or electric current, which consent Landlord may refuse in its sole discretion. Landlord may condition its consent upon Tenant's agreement to reimburse Landlord monthly for the excess cost thereof, based upon an estimate agreed upon by Landlord and Tenant. or, if the parties fail to agree, as established by an independent licensed engineer.

     16.  DEFAULT.

          16.1 Events of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

               (a) Tenant shall have failed to pay Base Rent or Additional Charges when due, and such failure is not cured within three (3) days after delivery of written notice from Landlord specifying such failure to pay; or
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                                                       Bayshore Corporate Center

               (b) Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Rent or Additional Charges, and Tenant shall have failed to cure such breach within ten
(10) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said ten (10) day period, or if such breach could not be reasonably cured within said ten (10) day period, Tenant shall have failed to commence such cure within stud ten (10) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed thirty (30) days from the date of Landlord's notice; or

               (c) Tenant shall have sublet the Premises or assigned its interest in the Lease in. violation of the provisions contained in Section 14; or

               (d) Tenant shall have abandoned the Premises or left the Premises substantially vacant; or

               (e) The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenants assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Section 16.1 (e) is contrary to any applicable Law, such provision shall be of no force or effect; or

               (f) Tenant shall have failed to deliver documents required of Tenant pursuant to Section 11 or 21 within the time periods specified therein.

The notice periods provided for in this Section 16.1 are intended to satisfy any and all notice requirements imposed on Landlord by law (including, without Limitation, California Code of Civil Procedure Section 1161) and are not in addition to any such requirement.

          16.2 Landlord's Remedies. If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               (a) Landlord may keep this Lease in effect and enforce its rights and remedies under this Lease, Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing. No act by Landlord allowed by this subparagraph or intended to mitigate the adverse effects of a breach of this Lease by Tenant shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant. Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

               (b) Landlord may terminate this Lease by giving Tenant written notice of termination in which event this Lease shall terminate on the date set for termination in such notice. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code
Section 1951.2, an interest raze equal to the Interest Rate shall be used where permitted. Such damages shall include:

                   (1) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                   (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting,
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                                                       Bayshore Corporate Center

including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

               (c) Nothing in this Section 16.2 shall limit Landlord's right to indemnification from Tenant as provided in Sections 17.3. Any notice given by Landlord in order to satisfy the requirements of this Section 16.2 shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

          16.3 Waiver. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent, payment interest or late charge with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party), of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

          16.4 Limitation on Exercise of Right. At any time that an Event of Tenant's Default has occurred and remains uncured, (i) Landlord may deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give; and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

          16.5 Waiver by Tenant of Certain Remedies. Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenants right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other, present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

          16.6 Remedies Cumulative. All rights, privileges and remedies of the parties are cumulative and not alternative or exclusive to the extent permitted by law except as otherwise provided herein.

     17. LIABILITY OF LANDLORD; INDEMNITY BY TENANT.

          17.1 Limitation on Landlord's Liability. Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of Rent, for any injury to Tenant or any parties affiliated with Tenant, damage to the property of Tenant or any parties affiliated with Tenant, or loss to Tenant's business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Complex; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to Sections 17.2 and 18.3, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord's willful misconduct or gross negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

          17.2. Limitation on Tenant's Recourse. If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint ventures, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint ventures, members, owners, stockholders, principals or representatives except to the extent of their interest in the Premises. Notwithstanding anything to the contrary in this Lease, Tenant shall have recourse only to the interest of Landlord in the Premises for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without exception whatever.

          17.3 Indemnification of Landlord. Tenant shall hold harmless, indemnify, protect and defend Landlord, and its employees, agents, contractors, directors, partners, shareholders, officers, advisors, consultants and
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                                                       Bayshore Corporate Center

lenders, with legal counsel satisfactory to Landlord from all liability, penalties, losses, damages, costs, expenses (including attorneys' fees and court costs), causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or gross negligence of Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the Premises, the Complex or associated parking areas and walkways during the Lease Term; (ii) the negligence or willful misconduct of Tenant or any party affiliated with Tenant, wherever the same may occur; or (iii) an Event of Tenant's Default. The provisions of this Section
17.3 shall survive the expiration or sooner termination of this Lease.

          17.4 Notice of Claim or Suit. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against Tenant of which Tenant received notice or of which Tenant acquires knowledge and which names Landlord as a party thereto.

          17.5 Waiver of Jury Trial. Landlord and Tenant each acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights to trial by jury, and each party does hereby expressly and knowingly waive and release all such rights to trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents, or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use of occupancy of the Premises, and/or any claim of injury or damage.

          17.6 Sale of Premises. In the event of any sale or transfer of the Premises the seller, transferor or assignor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter to be performed and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or assignee on any such sale, transfer or assignment that such purchaser, transferee or assignee has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.

     18.  INSURANCE.

          18.1 Tenant's Insurance. Tenant shall procure at its cost and expense and keep in effect during the Term broad form comprehensive general liability insurance, including, without limitation, contractual liability for Tenant's indemnity obligation contained in Section 17 and specific coverage of risks arising out of any activities of Tenant pursuant to Articles 7 and 8, with a combined single limit of liability in an amount equal to the amount set forth in the Summary. Such coverage shall be in a comprehensive general liability form with at least the following endorsements to the extent such endorsements are generally available: (i) deleting any employee exclusion on personal injury coverage, (ii) including employees as additional insureds, (iii) providing for blanket contractual coverage and broad form property damage coverage, (iv) deleting any liquor liability exclusions, and (v) providing for coverage of employees' automobile non ownership liability. Such insurance shall name Landlord and any other party designated by Landlord as an additional insured, shall be carried by companies licensed to do business in California and which have a general policy holders' rating of at least "VIII" as set forth in the most current issue of "Best's Insurance Guide", shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance and not in excess over or contributory with any other valid, existing and applicable insurance covering the same loss carried by Landlord or any other party, shall provide for severability of interests, shall further provide that an act or omission of one of the named insiders which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or part during the policy period, and shall provide that Landlord will receive thirty
(30) days' written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefore. Tenant shall be responsible, at its cost and expense, for separately insuring Tenant's property. The amounts of such insurance shall be subject to adjustment from time to time as requested by Landlord based upon Landlord's determination of the amount of such insurance generally required for comparable tenants, premises and buildings in the general geographic location of the Building or required by a lender with an interest in the Building.

          18.2 Landlord's Insurance. Landlord shall maintain all risk property insurance covering the estimated replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. The cost of such insurance to Landlord shall be deemed an Insurance cost. The Building may be included in a blanket policy
(in which case the cost of such insurance allocable to the Building will be determined by Landlord based upon the insurer's cost calculations).
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                                                       Bayshore Corporate Center

          18.3 Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, to the extent of insurance proceeds received with respect to the loss, Landlord and Tenant each hereby waives any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Building or any portion thereof or the contents of any of the same, for any loss or damage maintained by such other party with respect to the Building, or the Premises or any portion thereof or the contents of the same or any operation therein, whether or not such a loss is caused by the fault or negligence of such other party.

     19.  ACCESS TO PREMISES.

          Landlord, its agents and representatives shall have the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Tenant reasonable notice for any purpose deemed necessary or desirable by Landlord. Rent shall not abate as a result thereof. Landlord shall use reasonable efforts to minimize any interference wire Tenant's use of the Premises for its normal business purposes. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby excepting the negligence or willful misconduct of Landlord, agents, servants, employees, licensees or contractors. No entry by Landlord under any circumstances shall be construed or deemed to be a forcible or unlawful entry into or a detainer of, the Premises, or an eviction, actual or, constructive, of Tenant from the Premises or any portion thereof. Tenant acknowledges that in the event the Lease is not renewed, that the Landlord shall have the right to show prospective tenants the Leased premises during the last ninety (90) days of the Lease term without prior notice to Tenant.

     20.  NOTICES.

          Notices or other communications under this Lease shall be effective only if given in writing sent by certified mail, by facsimile telecopy or by courier service with a return receipt requested or delivered personally: (a) to Tenant (i) at Tenant's address set forth in the Summary, if seat prior to Tenant's taking possession of the Premises, or (ii) at the Premises, if sent subsequent to Tenant's taking possession of the Premises, or (b) to Landlord at Landlord's set forth in the Summary, or (c) to either Landlord or Tenant at such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this. Article. A notice shall be deemed to have been given (i) on the third
(3rd) business day after mailing of such notice was deposited in the United States mail, postage prepaid, addressed to the party at the foregoing address,
(ii) when delivered if given by personal delivery; and in all other cases when actually received at the address for notices set forth above.

     21.  TENANT'S CERTIFICATE.

          Tenant at any time and from time to time upon not less than ten (10) day's prior written notice from Landlord, will execute, acknowledge and deliver to Landlord a certificate stating that this Lease is in full force and effect, specifying the dates to which rent has been paid thereunder and certifying to such other matters as Landlord may reasonably request. Any such certificate may be relied upon by Landlord and by any prospective purchaser or mortgagee considering the purchase of or a loan on all or any party of the Building or any interest thereto.

     22.  TAX ON TENANT'S PERSONAL PROPERTY.

          At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's Property and shall deliver satisfactory evidence of such payment to Landlord, If, as determined by Landlord, the assessed value of Landlord's property is increased by the inclusion thereto of a value placed upon Tenant's Property, Tenant shall promptly pay such increased amount to Landlord.

     23.  SECURITY DEPOSIT.

          Upon execution of this Lease, Tenant shall pay to Landlord, Tenant's security deposit for the faithful performance of all terms, covenants and conditions of this Lease in the amount specified in the Summary. Landlord may apply any part of the security deposit to: (i) remedy any default by Tenant in the payment of rent; (ii) repair damage to the Premises caused by Tenant; (iii) clean the Premises upon termination of the Lease; and (iv) remedy any other default of Tenant to the extent provided by Law. Tenant hereby waives the restriction contained in California Civil Code Section 1950.7. Should Landlord use any portion of the security deposit, Tenant shall forthwith replenish the security deposit to the original amount, if Tenant shall fully and faithfully perform every provision of this Lease, the remaining balance of the security deposit, if any, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Expiration Date. In the event of termination of Landlord's interest in this Lease, Landlord may transfer the security, deposit to Landlord's successor in interest and, upon such transfer, Landlord shall be relieved of any and all liability for or obligation with respect to the security

                                                       Bayshore Corporate Center

deposit. Landlord shall not be deemed a Trustee of the Security Deposit, may use the Security Deposit in Landlord's business, one shall not be required to segregate it from its general accounts.

     24.  LANDLORD'S OPTION TO RELOCATE TENANT.

          24.1 Substituted Premises. Landlord may relocate Tenant to any other space in the Complex at any time during the term of this Lease provided that:
(i) Landlord provides Tenant with prior written notice thereof ("Relocation Notice") at least thirty (30) days in advance; and (ii) the square footage of space to which Tenant is relocated ("Relocation Premises") equals or exceeds the square footage of the Premises. In the event that Landlord delivers a Relocation Notice to Tenant, Tenant shall deliver to Landlord within two (2) business days of receipt thereof written notice ("Confirmation Notice") to Landlord confirming Tenant's receipt of the Relocation Notice and acknowledging the relocation of the Premises to the Relocation Premises. In the event that Landlord exercises its right to move Tenant to a Relocation Premises, Landlord shall, at Landlord's sole cost and expense, (a) construct tenant improvements in the Relocation Premises which are substantially similar to the configuration of the tenant improvements in the Premises, taking any differences in configuration between the Premises and Relocation Premises into account; and (b) move Tenant's inventory, furniture and personal property to the Relocation Premises.

Tenant shall provide Landlord with the current inventory or printing which is to be replaced. All printing to be done by a printer chosen by Bayshore Corporate Center. During the period of time commencing upon Tenant's receipt of the Relocation Notice and ending upon Tenant's receipt of the Completion Notice (as defined below), Tenant shall continue to conduct its business in the Premises to the maximum extent possible. In no event shall Tenant be entitled to, and Tenant hereby waives, any claim for abatement of Rent, loss of profits or any other amount due to Landlord's relocation of Tenant to the Relocation Premises.

          24.1a Overhead Costs. Landlord shall at Landlord's sole expense, pay the expense of preparing the relocation premises to (a) a similar construction of current premises, (b) moving of tenants inventory, furniture and personal property, (c) relocation of telephone system, computer systems and wiring, and
(d) cost of replacement stationary and other associated printing upon Tenant providing inventory of current stationary, and (e) any other reasonably associated fees.

          24.2 Amendment. In the event that Landlord relocates Tenant pursuant to this Section 24, Tenant's occupancy of the Relocation Premises shall be upon all of the same terms and conditions (including rent) that applied to the Premises. If requested by landlord, Tenant shall promptly execute an amendment to the Lease confirming the relocation of Tenant to the Relocation Premises and showing the floor plan therefor.

          24.3 Landlord's Termination Right. In the event that Tenant shall fail to either. (i) deliver to Landlord the Confirmation Notice when due; (ii) surrender the Premises upon receipt of the Completion Notice; or (iii) commence business at the Relocation Premises at the end of the Move-In Period, Landlord may immediately terminate this Lease and all of the obligations and liabilities of Landlord hereunder upon written notice thereof to Tenant and, thereafter, Landlord shall have all rights and remedies under the Lease and applicable Law.

     25.  GUARANTOR.

          The obligations of Tenant under this Lease shall be guaranteed in their entirety by the Guarantor described on the "Summary Page" of the Basic Lease Provisions. if Guarantor is or becomes bankrupt or insolvent, makes an assignment for the benefit or creditors, or institutes or is the subject of any proceeding under the Bankruptcy Act or other similar law for the protection of creditors (or, if Guarantor is a partnership or consists of more than one person or entity, if any partner of the partnership or such other person or entity is or becomes bankrupt or insolvent, institutes any such proceeding, or makes an assignment for the benefit or creditors), then Landlord shall have the option to terminate this Lease upon thirty (30) days written notice unless Tenant, within such thirty (30) day period, provides Landlord with either (i) a substitute or additional guarantor satisfactory to Landlord and any Lender, or (ii) adequate assurance of the performance of each and every obligation of Tenant hereunder, satisfactory to Landlord and such Lender; provided, however, that no such termination of this Lease shall become effective without the prior written consent of such Lender.

     26.  SURRENDER OF LEASED PREMISES.

          26.1 Tenant shall, at least sixty (60) days before the last day of the term hereof, give to Landlord a written notice of intention to surrender the leased premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant. At the end of the term or

                                                       Bayshore Corporate Center

any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver up to the Landlords possession of the leased premises, together with all improvements or additions upon or belonging to the same, by whosoever made, in the same condition as received, or first installed, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Tenant may, upon the termination of this Lease, remove, at Tenants sole cost, all trade fixtures installed by Tenant, title to which shall be in Tenant until such termination, repairing any damage to the leased caused by such removal. Any of Tenants personal property and trade fixtures not removed by Tenant at the end of the term or other sooner termination of this Lease shall be deemed abandoned by the Tenant if Landlord so elects, and Landlord shall remove, store and disposing of Tenants abandoned personal property and trade fixtures. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the leased premises, including without limitation, any claims made by any succeeding Tenant founded on such delay.

          The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenacies.

          26.2 If Tenant does not give Landlord sixty (60) days written notice then Tenant will be obligated to pay rent sixty (60) days from when written notice is given, unless the space has been leased to a new Tenant. In the event Landlord leases the space to a new Tenant during the sixty (60) day period, then Tenant will be released from the Lease obligation as of the date of commencement of the new Lease.

     27.  MISCELLANEOUS.

          27.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

          27.2 The terms, covenants and conditions contained in this lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successor,; and assigns; provided, however, that upon the sale, assignment or transfer by Landlord named herein (or by any subsequent landlord) of its interest in the Building as owner or Tenant, including any transfer by operation of law, Landlord (or such subsequent landlord) shall be relieved from all subsequent obligations and liabilities arising under this Lease subsequent to such sale, assignment or transfer.

          27.3 Any provision of this Lease which shall prove to be invalid, void, illegal or unenforceable shall in no way affect, impair or invalidate any other provisions of this Lease, and such provisions and this Lease shall remain in full force and effect.

          27.4 This Lease shall be construed and enforced in accordance with the laws of the State of California.

          27.5 This instrument, including the exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein.

          27.6 In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses, including its attorneys' fees, in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's decision. If Landlord or Tenant, through no fault of its own, is named as defendant in any suit brought against Landlord or Tenant in connection with or in any way arising out of this Lease or Tenant's use of occupancy of the Premises, Landlord or Tenant shall pay Landlord's or Tenant's costs and expenses, including, without limitation, reasonable attorneys fees, incurred in such suit or action.

          27.7 If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord's obligations under this Lease, by reason of acts of God, accidents, repairs, labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord's reasonable control, then no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Charges, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby.

                                                       Bayshore Corporate Center

WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first written above.

Dated:   7/1/97               Landlord: CORNERSTONE PROPERTIES I,
         --------------       LLC
                              By: /s/ Steve Kaufman
                                 -----------------------------
                              Steve Kaufman

Dated:   6/24/97              Tenant: BOMBARDIER SOFTWARE
         --------------

                              By: /s/ Felix Lin
                                 -----------------------------